UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2021

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director John Ritchie

On March 8, 2021, the Board of Directors (the “Board”) of MACOM Technology Solutions Holdings, Inc. (“MACOM”) appointed John Ritchie to the Board as a Class III director to hold office until the 2024 annual meeting of stockholders. The Board also appointed Mr. Ritchie to its Audit Committee and Compensation Committee. The Board determined that Mr. Ritchie is an independent director in accordance with applicable Nasdaq listing rules and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The Board also determined that Mr. Ritchie is a “financial expert” as defined under the applicable rules and regulations of the SEC.

Mr. Ritchie is currently the Chief Financial Officer of A Cloud Guru, a privately held cloud-based technology skills development company. He previously served as the Senior Vice President, Chief Financial Officer of Aerohive Networks, Inc. (“Aerohive Networks”), a computer networking equipment company, from August 2015 through August 2019, and as its Chief Operating Officer from February 2017 through August 2019. Aerohive Networks was acquired by Extreme Networks, Inc. in August 2019. From April 2013 to April 2015, Mr. Ritchie served as the Chief Financial Officer of Telerik AD, a software development tools company. Prior to that, from May 2010 to March 2013, Mr. Ritchie was the Chief Financial Officer of Ubiquiti Networks, Inc., a developer of networking technology for service providers and enterprises. Previously, Mr. Ritchie held several executive positions, in each case most recently the position of Chief Financial Officer, at Electronics For Imaging, Inc., a provider of products, technology and services enabling analog to digital imaging transformation, and Splash Technology Holdings, Inc., which develops, produces, and markets color servers. Mr. Ritchie also served as a member of the board of directors of Acacia Communications, Inc. (“Acacia”), a provider of high-speed coherent optical interconnect products, from April 2015 until March 1, 2021. Acacia was acquired by Cisco Systems, Inc. in March 2021. Mr. Ritchie holds a B.S. in business administration from San Jose State University.

Mr. Ritchie will be compensated for his service as a director in accordance with MACOM’s non-employee director compensation program as generally described in MACOM’s proxy statement for its 2021 annual meeting of stockholders, as filed with the SEC on January 15, 2021. Mr. Ritchie has entered into MACOM’s standard indemnification agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: March 9, 2021	By:	/s/ Stephen G. Daly
Stephen G. Daly
President and Chief Executive Officer